SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CB RICHARD ELLIS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3391143
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

865 South Figueroa Street, Suite 3400, Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-112867 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered.

Information with respect to the Class A Common Stock, $0.01 par value per share (the “Common Stock”), of CB Richard Ellis Group, Inc., a Delaware corporation (the “Company’), is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus included in the Registration Statement on Form S-1 (File No. 333-112867), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on February 17, 2004.

Item 2:	Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant filed on May 4, 2004 (Incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-112867)).

3.2	Form of Restated Certificate of Incorporation of the Registrant to be filed by the Company prior to the closing of the initial public offering of the Company’s Common Stock contemplated by the Registration Statement (Incorporated by reference to Exhibit 3.2 of Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-112867)).

3.3	Form of Restated Certificate of Incorporation of the Registrant to be filed by the Company immediately after the closing of the initial public offering of the Company’s Common Stock contemplated by the Registration Statement (Incorporated by reference to Exhibit 3.3 of Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-112867)).

3.4	Restated By-laws of the Company (Incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No. 333-59440)).

3.5	Form of Restated By-laws of the Company to be effective prior to the closing of the initial public offering of the Company’s Common Stock contemplated by the Registration Statement (Incorporated by reference to Exhibit 3.5 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-112867)).

4.1	Form of Class A Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-112867)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CB RICHARD ELLIS GROUP, INC.

Date: June 3, 2004	By:	/s/ KENNETH J. KAY

Name: Kenneth J. Kay Title: Chief Financial Officer